Exhibit 99.1

Contact:

David Smith

(212) 479-3140

NEW SENIOR ANNOUNCES THIRD QUARTER 2016 RESULTS

NEW YORK — November 2, 2016 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended September 30, 2016.

3Q 2016 FINANCIAL HIGHLIGHTS

•	Declared cash dividend of $0.26 per common share

•	Net loss of $20.2 million, or $0.25 per basic and diluted share

•	Total NOI of $57.1 million, compared to $53.2 million for 3Q’15

•	Normalized Funds from Operations (“Normalized FFO”) of $25.7 million, or $0.31 per basic and diluted share, compared to $26.3 million, or $0.30 per basic and diluted share, for 3Q’15

•	AFFO of $22.9 million, or $0.28 per basic and diluted share, compared to $22.9 million, or $0.27 per basic share and $0.26 per diluted share, for 3Q’15

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $21.1 million, or $0.26 per basic and diluted share, compared to $20.9 million, or $0.24 per basic and diluted share, for 3Q’15

3Q 2016 BUSINESS HIGHLIGHTS

•	Total same store cash net operating income (“NOI”) decreased 0.2% vs. 3Q’15. Excluding 5 underperforming assets for illustrative purposes, total same store cash NOI would have been 2.1% higher than 3Q’15

•	Managed portfolio average occupancy increased 120 basis points to 88.1% vs. 3Q’15

•	Managed same store average occupancy increased 80 basis points to 87.0% vs. 3Q’15

•	Managed same store NOI decreased 3.2% vs. 3Q’15. Excluding 5 underperforming assets for illustrative purposes, managed same store NOI would have been 2.0% higher than 3Q’15

•	Triple net same store cash NOI increased 3.9% vs. 3Q’15

•	In October, sold 2 properties for $23 million, representing a cap rate of approximately 6%, 2.4x invested equity and a gain on sale of $13 million

“New Senior delivered solid earnings results this quarter, with AFFO per basic share up 4% over the third quarter of 2015,” New Senior Chief Executive Officer Susan Givens said. “We also made continued progress on our asset disposition strategy with the recent sale of 2 properties for $23 million. We continue to pursue selective, non-core asset sales in an effort to enhance the overall quality of our portfolio.”

THIRD QUARTER 2016 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended September 30, 2016
		Per Basic	Per Diluted
	Amount	Share(B)	Share(B)
GAAP
Net loss	($20,241)	($0.25)	($0.25)

Non-GAAP(A)
NOI	$57,103	N/A	N/A
FFO	25,269	$0.31	$0.31
Normalized FFO	25,741	$0.31	$0.31
AFFO	22,852	$0.28	$0.28
Normalized FAD	21,127	$0.26	$0.26

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Non-GAAP measures per basic share are based on 82.1 million shares outstanding, and non-GAAP measures per diluted share are based on 82.8 million shares, representing the number of shares outstanding plus the number of shares issuable upon the exercise of options. GAAP net loss per basic share and per diluted share is based, in each case, on 82.1 million shares outstanding, because the inclusion of options in the calculation of GAAP net loss per diluted share would be anti-dilutive.

GAAP RESULTS

New Senior recorded a GAAP net loss of $20.2 million, or $0.25 per basic and diluted share, for the third quarter of 2016, compared to a GAAP net loss of $18.0 million, or $0.21 per basic and diluted share, for the third quarter of 2015. The year-over-year increase in the third quarter net loss was primarily driven by an increase in expenses of $15.8 million, partially offset by an increase in revenues of $13.5 million.

PORTFOLIO PERFORMANCE

Total NOI increased 7% to $57.1 million compared to $53.2 million for 3Q 2015. The increase is primarily due to acquisitions completed during, and subsequent to, the third quarter of 2015. Total same store cash NOI decreased 0.2% vs. 3Q 2015. Excluding 5 underperforming assets for illustrative purposes, total same store cash NOI would have been 2.1% higher than 3Q 2015.

For the managed portfolio, total average occupancy increased 120 basis points to 88.1% compared to 86.9% for 3Q 2015. Total managed NOI increased 16% to $28.9 million compared to $25.0 million for 3Q 2015. Year over year, managed same store average occupancy increased 80 basis points to 87.0% compared to 86.2% for 3Q 2015, and managed same store NOI decreased 3.2% to $18.7 million compared to $19.3 million for 3Q 2015. Excluding 5 underperforming assets for illustrative purposes, managed same store NOI would have been 2.0% higher than 3Q 2015.

For the triple net portfolio, same store cash NOI increased 3.9% compared to 3Q 2015. Total triple net average occupancy decreased 40 basis points to 88.4% compared to 88.8% for 3Q 2015. Same store triple net average occupancy was flat at 88.4% for 3Q 2016 compared to 3Q 2015. Triple net average occupancy is presented one quarter in arrears on a trailing twelve month basis.

ASSET SALES

In October, the Company completed the sale of two assisted living / memory care properties for $23.0 million, representing a cap rate of approximately 6%, 2.4x invested equity and a gain on sale of $13 million. In connection with the sale, the Company repaid $13.7 million of debt associated with these properties.

THIRD QUARTER DIVIDEND

On October 31, 2016, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended September 30, 2016. The dividend is payable on December 22, 2016 to shareholders of record on December 8, 2016.

SHARE REPURCHASE ACTIVITY

The Company did not complete any share repurchases during the third quarter of 2016, and the remaining capacity under the Company’s share repurchase program is $89.7 million.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on November 2, 2016 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Third Quarter 2016 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately three hours following the call’s completion through 11:59 P.M. Eastern Time on December 2, 2016 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “53071588.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. Currently, New Senior owns 152 properties located across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding our asset sale strategy. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CAUTIONARY NOTE REGARDING ILLUSTRATIVE INFORMATION

Illustrative information does not represent the Company’s historical performance or management’s projections for any future reporting period. The illustrative information presented herein differs materially from actual results.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30, 2016 (Unaudited)	December 31, 2015
Assets
Real estate investments:
Land	$222,138	$222,795
Buildings, improvements and other	2,557,895	2,568,133
Accumulated depreciation	(197,510)	(129,788)

Net real estate property	2,582,523	2,661,140

Acquired lease and other intangible assets	321,634	308,917
Accumulated amortization	(242,671)	(166,714)

Net real estate intangibles	78,963	142,203

Net real estate investments	2,661,486	2,803,343
Cash and cash equivalents	73,395	116,881
Straight-line rent receivables	68,379	51,916
Receivables and other assets, net	63,697	45,319

Total Assets	$2,866,957	$3,017,459

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$2,146,292	$2,151,317
Due to affiliates	10,786	9,644
Accrued expenses and other liabilities	106,800	89,173

Total Liabilities	$2,263,878	$2,250,134

Commitments and contingencies
Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none outstanding as of both September 30, 2016 and December 31, 2015	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,127,247 and 85,447,551 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	821	854
Additional paid-in capital	897,947	928,654
Accumulated deficit	(295,689)	(162,183)

Total Equity	$603,079	$767,325

Total Liabilities and Equity	$2,866,957	$3,017,459

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Resident fees and services	$90,217	$76,726	$270,220	$187,384
Rental revenue	28,240	28,259	84,723	82,661

Total revenues	118,457	104,985	354,943	270,045

Expenses
Property operating expense	61,354	51,760	182,585	128,855
Depreciation and amortization	45,510	40,812	146,743	110,543
Interest expense	23,065	20,051	68,658	52,346
Acquisition, transaction, and integration expense	364	2,373	1,770	11,490
Management fees and incentive compensation to affiliate	3,839	4,085	12,197	10,207
General and administrative expense	3,676	3,152	11,600	10,691
Loss on extinguishment of debt	—	—	—	5,091
Other expense	108	1,089	806	1,569

Total expenses	$137,916	$123,322	$424,359	$330,792

Loss Before Income Taxes	(19,459)	(18,337)	(69,416)	(60,747)
Income tax expense (benefit)	782	(378)	31	(344)

Net Loss	$(20,241)	$(17,959)	$(69,447)	$(60,403)

Loss Per Share of Common Stock
Basic and diluted(A)	$(0.25)	$(0.21)	$(0.84)	$(0.82)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted(B)	82,126,397	86,533,384	82,434,609	73,342,453

Dividends Declared Per Share of Common Stock	$0.26	$—	$0.78	$0.49

(A)	Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(69,447)	$(60,403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	146,852	110,651
Amortization of deferred financing costs	7,216	6,777
Amortization of deferred community fees	(1,384)	(1,886)
Amortization of premium on mortgage notes payable	(447)	228
Non-cash straight line rent	(16,463)	(18,885)
Loss on extinguishment of debt	—	5,091
Equity-based compensation	144	17
Provision for bad debt	1,552	1,449
Other non-cash expense	665	837
Changes in:
Receivables and other assets, net	(8,647)	(13,148)
Due to affiliates	1,142	4,547
Accrued expenses and other liabilities	18,503	18,641

Net cash provided by operating activities	$79,686	$53,916

Cash Flows From Investing Activities
Cash paid for acquisitions, net of deposits	$—	$(1,212,169)
Capital expenditures	(15,753)	(7,788)
Funds reserved for future capital expenditures	(1,266)	(2,003)
Deposits refunded (paid) for real estate investments	584	(11,355)

Net cash used in investing activities	$(16,435)	$(1,233,315)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	$—	$1,222,252
Principal payments of mortgage notes payable	(11,794)	(11,683)
Repayments of mortgage notes payable	—	(304,484)
Payment of exit fee on extinguishment of debt	—	(1,499)
Payment of deferred financing costs	—	(12,294)
Payment of common stock dividend	(64,059)	(47,820)
Purchase of interest rate caps	—	(1,037)
Repurchase of common stock	(30,884)	—
Proceeds from issuance of common stock	—	276,569
Costs related to issuance of common stock	—	(10,056)

Net cash (used in) provided by financing activities	$(106,737)	$1,109,948

Net Decrease in Cash and Cash Equivalents	(43,486)	(69,451)
Cash and Cash Equivalents, Beginning of Period	116,881	226,377

Cash and Cash Equivalents, End of Period	$73,395	$156,926

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$61,932	$42,886
Cash paid during the period for income taxes	266	190
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of common stock	$139	$—
Option exercise	—	62
Other liabilities assumed with acquisitions	—	651

Reconciliation of NOI to Net Loss

(dollars in thousands)

For the Quarter Ended
September 30, 2016
Total revenues	$118,457
Property operating expense	(61,354)

NOI	57,103
Depreciation and amortization	(45,510)
Interest expense	(23,065)
Acquisition, transaction and integration expense	(364)
Management fees and incentive compensation to affiliate	(3,839)
General and administrative expense	(3,676)
Other expense	(108)
Income tax expense	(782)

Net Loss	$(20,241)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended
September 30, 2016
Net loss	$(20,241)
Adjustments:
Depreciation and amortization	45,510

FFO	$25,269
FFO per diluted share	$0.31

Acquisition, transaction and integration expense	364
Other expense	108

Normalized FFO	$25,741
Normalized FFO per diluted share	$0.31

Straight-line rent	(5,379)
Amortization of deferred financing costs	2,375
Amortization of deferred community fees and other(1)	115

AFFO	$22,852
AFFO per diluted share	$0.28

Routine capital expenditures	(1,725)

Normalized FAD	$21,127
Normalized FAD per diluted share	$0.26

Weighted average basic shares outstanding	82,126
Weighted average diluted shares outstanding(2)	82,761

(1)	Includes amortization of above / below market lease intangibles, amortization of premium on mortgage notes payable and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.
(2)	Includes dilutive effect of options.

Reconciliation of Year-over-Year Same Store NOI (unaudited)

(dollars in thousands)

	3Q 2015				3Q 2016
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$28,259	$19,307	$5,659	$53,225	$28,240	$18,691	$10,172	$57,103

Depreciation and amortization				(40,812)				(45,510)
Interest expense				(20,051)				(23,065)
Acquisition, transaction and integration expense				(2,373)				(364)
Management fees and incentive compensation to affiliate				(4,085)				(3,839)
General and administrative expense				(3,152)				(3,676)
Other expense				(1,089)				(108)
Income tax benefit (expense)				378				(782)

Net Loss				($17,959)				($20,241)

Reconciliation of Quarter-over-Quarter Same Store NOI (unaudited)

(dollars in thousands)

	2Q 2016				3Q 2016
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$28,244	$29,242	$449	$57,935	$28,240	$28,507	$356	$57,103

Depreciation and amortization				(53,866)				(45,510)
Interest expense				(22,805)				(23,065)
Acquisition, transaction and integration expense				(652)				(364)
Management fees and incentive compensation to affiliate				(4,430)				(3,839)
General and administrative expense				(3,554)				(3,676)
Other expense				(511)				(108)
Income tax benefit (expense)				525				(782)

Net Loss				($27,358)				($20,241)

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	3Q 2015					3Q 2016
	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
Cash NOI	$21,953	—	$19,672	$5,999	$47,624	$22,808	—	$18,729	$10,457	$51,994
Straight-line rent	6,346	—	—	—	6,346	5,379	—	—	—	5,379
Amortization of deferred community fees and other(1)	(40)	—	(365)	(340)	(745)	53	—	(38)	(285)	(270)

Segment / Total NOI	$28,259	—	$19,307	$5,659	$53,225	$28,240	—	$18,691	$10,172	$57,103

Depreciation and amortization					(40,812)					(45,510)
Interest expense					(20,051)					(23,065)
Acquisition, transaction & integration expense					(2,373)					(364)
Management fees and incentive compensation to affiliate					(4,085)					(3,839)
General and administrative expense					(3,152)					(3,676)
Other expense					(1,089)					(108)
Income tax benefit (expense)					378					(782)

Net loss					($17,959)					($20,241)

(1)	Includes amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net loss, which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this report. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures.

Below is a description of the non-GAAP financial measures presented herein.

NOI AND CASH NOI

The Company evaluates the performance of each of its two business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees, payroll expense and travel cost reimbursements to affiliates. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. Cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. Management believes that NOI and cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare the Company’s operating results between periods and to the operating results of other real estate companies on a consistent basis. Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods and exclude assets classified as held for sale.

FFO and Other Non-GAAP Measures

We use Funds From Operations (“FFO”) and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as GAAP net income excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related costs and expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of property and (d) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

Management also uses AFFO and Normalized FAD as supplemental measures of the Company’s operating performance.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable and (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return.